EXHIBIT 23(a)

            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------

We consent to incorporation by reference in the Registration Statements (No. 2-87783, No. 33-13696, No. 33-25240 and No. 33-21042) on Forms S-8, S-2, S-8 and
S-2, respectively, of Ronson Corporation of our report, dated April 15, 2009, relating to the consolidated balance sheet, statements of operations, changes in stockholders' equity and cash flows of Ronson Corporation and subsidiaries for the year ended December 31, 2008, which report appears in the December 31, 2008 annual report on Form 10-K of Ronson Corporation.


DEMETRIUS & COMPANY, L.L.C.

Wayne, New Jersey
April 15, 2009




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